EXHIBIT 10.4

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TERMINATION OF EMPLOYMENT AND DEFERRED COMPENSATION
AGREEMENTS AND LIMITED RELEASE

This Termination of Employment and Deferred Compensation Agreements and Limited Release (“Agreement”) is made between Clarence W. Schawk (“Employee”) and Schawk, Inc. (“Schawk”).

WHEREAS, the terms and conditions of Employee’s employment with Schawk, Inc. (“Schawk”) are governed by the Clarence W. Schawk Amended and Restated Employment Agreement, dated October 1, 1994, as amended by that certain Addendum to Restated Employment Agreement of Clarence W. Schawk, dated March 9, 1998 (the “Employment Agreement”);

WHEREAS, Employee and Schawk are also parties to that certain Deferred Compensation Agreement dated June 1, 1983, as modified by that certain Addendum to Restated Employment Agreement of Clarence W. Schawk, dated March 9, 1998 (“Deferred Compensation Agreement”);

WHEREAS, Matthews International Corporation (“Matthews”) and Schawk are contemplating entering into that certain Agreement and Plan of Merger by and among Matthews, Moonlight Merger Sub Corporation, Moonlight Merger Sub LLC and Schawk dated as of March 16, 2014 (the “Merger Agreement”); and

WHEREAS, as a condition precedent to the execution of the Merger Agreement, Employee must terminate the Employment Agreement and the Deferred Compensation Agreement as provided herein.

NOW THEREFORE, intending to be legally bound and for good and valuable consideration, Schawk and Employee agree as follows:

1.           Recitals.  The foregoing recitals are true and correct and incorporated herein.

2.           Termination of Employment and Deferred Compensation Agreements (collectively, the “Employment Agreement”).

(a)           Except as provided in Section 3(c) herein, notwithstanding any provision of the Employment Agreement to the contrary, Employee hereby agrees that the Employment Agreement is terminated, effective immediately.

(b)           The termination of the Employment Agreement contained herein does not constitute a termination of Employee’s employment with the Company, and upon the execution hereof he will continue to hold the position and office he held in the Company immediately prior hereto, and he will continue to receive his base salary, eligibility for his annual bonus and long term incentive opportunities, health & welfare and fringe benefits following the execution hereof until changed by the Board of Directors of Schawk.

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3.           No Further Obligations and Limited Release of Claims.

(a)           The Employee and Schawk acknowledge and agree that the termination of the Employment Agreement does not result in any obligations of either Executive or Schawk party under the Employment Agreement becoming due to either party (including any successor entities), including without limitation, the Employee’s obligation to remain subject to any restrictive covenants thereunder and the Company’s (or any successor entity’s) obligation to make any payments or benefits to the Employee, except as otherwise provided in Section 2(b) herein; provided, however, Employee shall remain entitled to the accrued deferred compensation of approximately $815,000.00 as specifically set forth on Schawk’s books and records and as disclosed in Schawk’s 2013 Proxy Statement (the “Deferred Compensation Exception”).

(b)           Employee further releases and forever discharges Schawk, Matthews, and each of their direct and indirect subsidiaries, divisions, parents, affiliates, companies under common control of any of the foregoing, predecessors, successors, and assigns, and its and their past, present and future shareholders, partners, principals, managers, directors, officers, employees, agents, attorneys, employee benefit plans, trustees and all others acting in concert with them, from any and all claims, actions, suits, proceedings, complaints, causes of action, debts, costs and expenses (including attorney’s fees), at law or in equity, known or unknown, that Employee has or may have through the date Employee signs this Agreement, arising out of, based on, or relating in any way to any payments or compensation that otherwise may have been due and/or owing Employee under the Employment Agreement, excluding the Deferred Compensation Exception, but including any other amounts that are or may be owed under any other deferred compensation plans or agreements.

(c)           Notwithstanding the foregoing, the limited release set forth in Section 3(b) does not and is not intended to release any claims not specifically referenced in Section 3(b) herein and/or that cannot be released by law, including but not limited to claims for (i) vested pension benefits, (ii) rights under current bonus plans, Long Term Incentive Plans and the like of the type and consistent with the disclosures contained in Schawk’s 2013 Proxy Statement; and (iii) amounts due under Clause 2(b).

4.           Consult With an Attorney.  Schawk hereby advise Employee to consult with an attorney of Employee’s choice (at Employee’s expense) before Employee signs this Agreement.  Schawk will rely on Employee’s signature on this Agreement as Employee’s representation that Employee read this Agreement carefully before signing it, and that Employee has a full and complete understanding of its terms.

5.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its principles of conflicts of law.

6.           Entire Agreement.  This Agreement reflects the complete understanding between the parties concerning its subject matter, and supersedes any and all prior agreements, promises, representations or inducements concerning that subject matter.

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7.           No Admissions.  Neither the execution of this Agreement nor the performance of its terms and conditions shall be construed or considered by any party or by any other person as an admission of liability or wrongdoing by either party.

8.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement and will become effective when all executed counterparts have been delivered to the respective parties.  Delivery of executed pages by facsimiles transmission or e-mail will constitute effective and binding execution and delivery of this Agreement.

9.           Assignment.  This Agreement shall be binding upon and shall inure to the benefit of Schawk and its respective successors and assigns.

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     10.           Acknowledgements.  Employee hereby acknowledges that Employee (a) has read this Agreement and understands all of its provisions; and (b) voluntarily enters into this Agreement, which is contractual in nature and contains a general release of claims related to the Employment Agreement and the Deferred Compensation Agreement.

Witness:	SCHAWK, INC.
	By:	/s/Timothy J. Cunningham
	Title:	EVP & CFO
	Date:	March 16, 2014
Witness:
	By:	/s/Clarence W. Schawk
Clarence W. Schawk
Date: